EXHIBIT 99

CREDIT | FIRST
SUISSE | BOSTON

                                WE OWN AND OFFER

                      133mm CHASE 04-S2 GRP 1 30YR JUMBO A

GROSS WAC: ~5.50% (+/- 0.10%)
WAM: 358 (+/- 3 months)
WALTV: Approx. 61%
FICO: Approx. 732

CALIFORNIA: Approx. 27%
NEW YORK: Approx 33%
AVERAGE LOAN BALANCE: Approx. $515,000
CASH-OUT REFI: Approx. 15%
OWNER OCCUPIED: Approx 97%
SFD/PUD: Approx 90%

RATING: "Aaa/AAA" (by two rating agencies, to be determined)
ESTIMATED CREDIT SUPPORT: 3.00%

SETTLEMENT: 01/30/2004
All characteristics subject to +/- 15%
ALL NUMBERS APPROXIMATE

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction. The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.

CREDIT | FIRST
SUISSE | BOSTON

                                WE OWN AND OFFER

                      317mm CHASE 04-S2 GRP 2 30YR JUMBO A

GROSS WAC: ~6.10% (+/- 0.10%)
WAM: 358 (+/- 3 months)
WALTV: Approx. 67%
FICO: Approx. 725

CALIFORNIA: Approx. 25%
NEW YORK: Approx 35%
AVERAGE LOAN BALANCE: Approx. $495,000
CASH-OUT REFI: Approx. 26%
OWNER OCCUPIED: Approx 97%
SFD/PUD: Approx 86%

RATING: "Aaa/AAA" (by two rating agencies, to be determined)
ESTIMATED CREDIT SUPPORT: 3.00%

SETTLEMENT: 01/30/2004
All characteristics subject to +/- 15%
ALL NUMBERS APPROXIMATE

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction. The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.